Exhibit 99.1

Jamba, Inc. Reports Financial Results for Third Quarter 2010

Gains Continue for Key Strategic Priorities

EMERYVILLE, Calif., November 9, 2010 — Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the fiscal third quarter ended October 5, 2010. The Company continues to accelerate in the BLEND plan key initiatives of franchising, including securing agreements for store development, expanding into new domestic markets and adding a new international market, re-franchising and growing its portfolio of branded consumer products.

In order to give more insight during our transition to a franchise system and to assist investors to better understand the operational performance of the Company and its company-owned stores, we are also providing certain Non-GAAP measures. These Non-GAAP measures will reflect adjustments for the impact of stores that have been sold to franchisees since the end of the prior year third quarter and additional adjustments to exclude items not directly related to the operational performance of the Company and its company-owned stores.

GAAP Financial Results for 12 weeks ended October 5, 2010, compared to 12 weeks ended October 6, 2009:

•

Net loss for Q310 was $(0.8) million, compared to net income of $2.8 million in the prior year period. Affecting the loss were non-cash charges of $1.4 million related to the early closing of seven stores and $1.4 million related to the refranchising of company-owned stores.

•	Diluted loss per share was $(0.02) per share for the 12 weeks ended October 5, 2010 compared to earnings per share of $0.04 for the prior year period.

•

Total revenue for Q310 decreased 16.3% to $66.1 million from $79.0 million for Q309, reflecting a decrease of $12.9 million primarily due to the reduction in the number of company-owned stores and the decrease in comparable store sales.

•	Company-owned comparable store sales for Q310 decreased 2.7% compared to a decrease of 5.3% for the prior year period(1).

•	General and administrative expenses for Q310 decreased 8.5% to $8.1 million, compared to $8.8 million in the prior year period.

•

Seven new franchise stores and no new company stores were opened during the fiscal third quarter of 2010, bringing the store count to 742 stores system-wide, of which 378 are franchise stores and 364 are company-owned stores.

Non-GAAP Financial Results for 12 weeks ended October 5, 2010, compared to 12 weeks ended October 6, 2009:

•	Total revenue (adjusted)(2) for Q310 decreased 3.6% to $63.3 million from $65.6 million for Q309, reflecting a decrease of $2.3 million.

•

Store-level EBITDA (adjusted)(3) for Q310 decreased $0.6 million to $12.9 million from $13.5 million for the prior year period. As a percent to total revenue (adjusted) the results were 20.3%, essentially flat as compared to 20.6% from the prior year.

•

Consolidated EBITDA (adjusted)(3) for Q310 increased $0.1 million to $4.8 million from $4.7 million for the prior year period. As a percent to total revenue (adjusted) the results were 7.6%, a fifty basis point improvement over the prior year period of 7.1%.

“We are pleased with the recent progress we have made against the completion of several of our annual objectives. Compared to a year ago, the change is significant. We recently signed two definitive agreements which signaled completion of our initiative to re-franchise up to 150 company stores. These agreements provide new momentum for our franchise development initiative for 2010 and beyond,” said James D. White, chairman, president, and CEO, Jamba Juice Company.

Jamba also recently signed store development agreements for a total of 13 new stores in Boston, New Orleans, and South Bend, Indiana. “These represent new franchise markets — the first entry by Jamba into new domestic markets in four years,” stated Mr. White.

Jamba today also announced its plans to enter Canada with International Franchise Inc, with whom Jamba has signed a non-binding letter of intent, to develop 125 stores over a 10 year period. This would constitute the Company’s second international market, which supplements its previously announced plans for a 10-year, 200-store expansion in South Korea, where the initial Jamba unit is scheduled to open in early 2011.

During the quarter, Nestlé USA and Jamba announced plans to launch a line of Jamba All-Natural Energy Drinks in northeastern U.S. early next year. “This line delivers a unique concept – the healthy, all-natural energy drink – that we think has tremendous potential in the $8.5 billion energy beverage sector. These products will capitalize on the growing trend of consumers who are seeking health-oriented, fruit-based natural beverages that provide quick energy without any artificial ingredients. We are especially pleased to be renewing our relationship with Nestlé USA, the world’s largest food and beverage company,” continued Mr. White.

In addition to energy beverages, Jamba recently announced the signing of three new license agreements with O.N.E. for a line of fruit infused coconut water, with Zola for functional wellness shots, and with Sundia for functionally boosted fruit cups. We will continue to leverage our product innovation capabilities in the development of proprietary food and beverage items for sale at retail in 2011,” said Mr. White.

“Current indicators are improving for comparable store sales, which are for the year expected to be flat to minus three percent. As we move into the fourth quarter, we see some improvement in our California stores, which continue to be affected by the state’s sluggish economy,” commented Mr. White.

“Jamba’s new marketing efforts are designed to drive increased traffic for the morning and all day parts with new and value-priced beverages and foods. Jamba is now offering fresh, brewed-by-the-cup, organic coffees, teas, and hot blended beverages in more than 360 stores to complement its very popular oatmeal,” said Mr. White.

“We have all the right components in place for success and I feel good about the progress we are making against our plans. Our organization is focused, committed and we will continue to execute our strategies with excellence,” said Mr. White.

Outlook for 2010

The Company said that it targets completing 2010 with the following achievements for the year:

•	Deliver company store comparable store sales of flat to (3%);

•	Reduce G&A by 8-10% (excluding share-based compensation and non-recurring charges) from 2009 levels;

•	Deliver Store-level EBITDA margins(3) of 15-17%;

•	Grow via franchise development with the addition of 30-40 franchise stores;

•	Expand into one additional major international market;

•	Add 3-5 licensing agreements in relevant categories;

•	Complete the refranchising of up to 150 company-owned stores.

Outlook for 2011

For 2011, Jamba will be building on its 2010 accomplishments with plans to:

•	Deliver positive comparable store sales of 2-4%;

•	Deliver Operating Profit(4) margin of 18-20%;

•	Develop 50-70 locations in traditional, non-traditional, and express formats;

•	Control G&A in dollars (excluding litigation charges and other one-time expenses) consistent with 2010 levels.

“We look forward to accelerating Jamba’s transformation to a healthy, active lifestyle company with a growing presence through new stores domestically and internationally and an expanded portfolio of branded products in the retail market across the country,” concluded Mr. White.

Liquidity

On October 5, 2010, the Company held $38.5 million in cash, cash equivalents, and restricted cash, an increase of $1.5 million from the end of the prior quarter. The increase in cash and cash equivalents from the prior quarter was primarily attributable to proceeds received from refranchising transactions, largely offset by cash used in operating activities. The restricted cash balance was $2.3 million.

Footnotes

(1) Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

(2) The Company uses the non-GAAP financial measure of Total Revenue (adjusted) in its statements made in this release. The Company believes that Total Revenue (adjusted) is a helpful indicator of the Company’s store sales performance in that it shows the impact of the Company’s refranchising initiative on the Company’s revenues. Specifically, these measures allow the Company to provide a comparison of Company revenue for Q310 to Q309 on a consistent basis by removing from its calculations the impact of the stores refranchised during or after Q309. Total Revenue (adjusted) is not a measurement determined in accordance with GAAP and should not be considered in isolation or as an alternative to revenue as indicators of financial performance. The non-GAAP financial measure used as presented may not be comparable to other similarly titled measures used by other companies. For a reconciliation of total revenue to this non-GAAP financial measure, see the discussion and related tables below.

(3) The Company uses the non-GAAP financial measures of Consolidated EBITDA (adjusted), Store-level EBITDA (adjusted) and Store-level EBITDA margins in its statements made in this release. The Company believes that Consolidated EBITDA (adjusted), Store-level EBITDA (adjusted) and Store-level EBITDA margins are helpful when used: as indicators of the Company’s operating performance because they assist us in comparing our operating performance on a consistent basis as they remove the impact of items not directly resulting from our Company-owned store operations; for planning purposes, including the preparation of our internal operating budget; and as measurements in assessing the performance of existing store operating income and comparative operating performance. Consolidated EBITDA is equal to net loss, less: (a) gain from derivative liabilities; (b) interest income; (c) interest expense; (d) income taxes; (e) depreciation and amortization; (f) impairment of long-lived assets; and (g) other operating, net. Our definition of Store-level EBITDA is different from Consolidated EBITDA because we further adjust net loss to exclude general and administrative expenses. Store-level EBITDA margins are calculated by dividing Store-level EBITDA by total revenue. To calculate Consolidated EBITDA (adjusted) and Store-level EBTIDA (adjusted), further adjustment is made to show the impact of the Company’s refranchising initiative to allow the Company to provide a comparison of financial performance for Q310 to Q309 on a more consistent basis by removing from its calculations the impact of the stores refranchised after Q309. Consolidated EBITDA (adjusted) and Store-level EBITDA (adjusted) are not adjusted for the impact of company-owned Stores opened or closed after Q309. Consolidated EBITDA (adjusted), Store-level EBITDA (adjusted), and Store-level EBITDA margins are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures used by other companies. For a reconciliation of net income (loss) to these non-GAAP financial measures, see the discussion and related tables below.

(4) Operating Profit margin is the equivalent to Store-level EBITDA margin as defined in the preceding note (3).

Webcast and Conference Call Information

A conference call to review third quarter 2010 results will be held today, November 9, 2010 at 5:00 p.m. ET. Participating on the call will be James D. White, Chairman, President and CEO and Karen L. Luey, Senior Vice President and CFO. The conference call can be accessed live over the phone by dialing (877) 941-4775 or for international callers by dialing (480) 629-9761. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (800) 406-7325 or (303) 590-3030 for international callers; the pin number is 4341628. The replay will be available until December 9, 2010. The call will be webcast live from the Company’s website at www.jambajuice.com under the investor relations section.

About Jamba, Inc.

Jamba, Inc. (NASDAQ: JMBA) is a holding company which through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and California Flatbreads™, and a variety of baked goods and snacks. As of October 5, 2010, Jamba Juice had 742 locations consisting of 364 company-owned and operated stores and 378 franchise stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jambajuice.com or call 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

For Jamba,Inc.

ICR

Don Duffy

203-682-8200

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	October 5, 2010	December 29, 2009
ASSETS
Current assets:
Cash and cash equivalents	$36,215	$28,757
Restricted cash	1,514	1,324
Receivables, net of allowances of $204 and $116	4,292	9,949
Inventories	2,909	3,732
Prepaid rent	3,021	486
Prepaid taxes	780	491
Prepaid expenses and other current assets	5,698	3,684

Total current assets	54,429	48,423

Property, fixtures and equipment, net	52,065	70,266
Trademarks and other intangible assets, net	1,442	1,850
Restricted cash	800	1,399
Deferred income taxes	352	998
Other long-term assets	3,536	2,882

Total assets	$112,624	$125,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,850	$7,405
Accrued compensation and benefits	5,776	7,089
Workers’ compensation and health insurance reserves	683	1,096
Accrued jambacard liability	27,131	38,255
Other accrued expenses	11,822	10,510

Total current liabilities	53,262	64,355

Long-term workers’ compensation and health insurance reserves	900	1,158
Deferred rent and other long-term liabilities	17,973	14,700

Total liabilities	72,135	80,213

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 233,954 and 304,348 shares issued and outstanding at October 5, 2010 and December 29, 2009, respectively.	24,242	31,069

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized; 60,021,886 and 52,712,528 shares issued and outstanding at October 5, 2010 and December 29, 2009, respectively	60	53
Additional paid-in-capital	362,464	356,320
Accumulated deficit	(346,277)	(341,837)

Total stockholders’ equity	16,247	14,536

Total liabilities and stockholders’ equity	$112,624	$125,818

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Week Period Ended		40 Week Period Ended
(In thousands, except share and per share amounts)	10/05/10	10/06/09	10/05/10	10/06/09
Revenue:
Company stores	$63,922	$77,493	$214,642	$246,174
Franchise and other revenue	2,167	1,498	5,948	4,781

Total revenue	66,089	78,991	220,590	250,955

Costs and operating expenses:
Cost of sales	15,042	19,282	51,279	59,798
Labor	19,665	23,612	68,759	80,925
Occupancy	8,564	10,178	30,890	34,072
Store operating	9,461	10,032	30,319	29,681
Depreciation and amortization	3,085	3,943	11,509	14,397
General and administrative	8,087	8,839	28,325	28,747
Impairment of long-lived assets	—	532	2,293	11,107
Other operating, net	2,655	3	1,081	312

Total costs and operating expenses	66,559	76,421	224,455	259,039

(Loss) income from operations	(470)	2,570	(3,865)	(8,084)

Other expense, net:

Gain from derivative liabilities	—	—	—	1,597
Interest income	21	21	59	384
Interest expense	(145)	(320)	(434)	(6,920)

Total other expense, net	(124)	(299)	(375)	(4,939)

(Loss) income before income taxes	(594)	2,271	(4,240)	(13,023)

Income tax (expense) benefit	(174)	495	(200)	462

Net (loss) income	(768)	2,766	(4,440)	(12,561)

Preferred stock dividends and deemed dividends	(659)	(653)	(3,122)	(879)

Net (loss attributable) income available to common stockholders	$(1,427)	$2,113	$(7,562)	$(13,440)

Weighted-average shares used in computation of (loss) earnings per share:

Basic	59,632,944	52,690,728	57,367,985	53,912,157
Diluted	59,632,944	83,775,099	57,367,985	53,912,157

(Loss) earnings per share:

Basic	$(0.02)	$0.04	$(0.13)	$(0.25)
Diluted	$(0.02)	$0.04	$(0.13)	$(0.25)

JAMBA, INC. Reconciliation of GAAP Net (Loss) Income to Consolidated EBITDA and Store-level EBITDA (Unaudited)

(In thousands)	12 Week Period Ended		40 Week Period Ended
	October 5, 2010	October 6, 2009	October 5, 2010	October 6, 2009
Net (loss) income	$(768)	$2,766	$(4,440)	$(12,561)
Gain from derivative liabilities	—	—	—	(1,597)
Interest income	(21)	(21)	(59)	(384)
Interest expense	145	320	434	6,920
Income tax expense	174	(495)	200	(462)
Depreciation and amortization	3,085	3,943	11,509	14,397
Impairment of long-lived assets	—	532	2,293	11,107
Other operating, net	2,655	3	1,081	312

Consolidated EBITDA	5,270	7,048	11,018	17,732
General and administrative	8,087	8,839	28,325	28,747

Store-level EBITDA	$13,357	$15,887	$39,343	$46,479

JAMBA, INC. Reconciliation of GAAP Net (Loss) Income to Adjusted Consolidated EBITDA and Adjusted Store-level EBITDA (Unaudited)

(In thousands)	12 Week Period Ended		40 Week Period Ended
	October 5, 2010	October 6, 2009	October 5, 2010	October 6, 2009
Net (loss) income	$(768)	$2,766	$(4,440)	$(12,561)
Gain from derivative liabilities	—	—	—	(1,597)
Interest income	(21)	(21)	(59)	(384)
Interest expense	145	320	434	6,920
Income tax expense	174	(495)	200	(462)
Depreciation and amortization	3,085	3,943	11,509	14,397
Impairment of long-lived assets	—	532	2,293	11,107
Other operating, net	2,655	3	1,081	312
Impact of refranchised stores	(493)	(2,395)	(3,472)	(7,954)

Adjusted Consolidated EBITDA	4,777	4,653	7,546	9,778
General and administrative	8,087	8,839	28,325	28,747

Adjusted Store-level EBITDA	$12,864	$13,492	$35,871	$38,525

JAMBA, INC. Reconciliation of Total Revenue to Adjusted Store Revenue (Unaudited)

(In thousands, except share and per share amounts)	12 Week Period Ended		40 Week Period Ended
	October 5, 2010	October 6, 2009	October 5, 2010	October 6, 2009
Revenue:
Company stores	$63,922	$77,493	$214,642	$246,174
Franchise and other revenue	2,167	1,498	5,948	4,781
Less: Impact of refranchised stores	(2,819)	(13,357)	(23,207)	(46,934)

Adjusted revenue for impact of refranchised stores	$63,270	$65,634	$197,383	$204,021